Exhibit 99.1

Noble Enters Joint Venture with Wuhan Iron & Steel Group

WARREN, MI – DECEMBER 4, 2006 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) announced the signing of a long-term joint venture agreement with a wholly-owned subsidiary of Wuhan Iron and Steel Company (“WISCO”) to enter the Chinese automotive market for laser-welded blanks. The 50%/50% joint venture will operate under the name WISCO Noble Laser Welding Technology Co., Ltd. (“WISCO/Noble”). WISCO is the third-largest steel producer in China. The WISCO/Noble joint venture is expected to receive final approval from the Chinese government in the first quarter of 2007.

WISCO/Noble is expected to begin laser-welded blank production during the second half of 2007. The joint venture partners have already held several discussions with Chinese automakers regarding laser-welded blank production.

Under the terms of the joint venture agreement, Noble and WISCO will each invest up to $1.25 million in cash. Additional investments will be dictated by commercial requirements. The joint venture expects to obtain funding from financial institutions in China as needed. Noble will contribute operating management to the joint venture and provide training. WISCO/Noble intends to enter into steel supply and technology agreements with WISCO and Noble, respectively.

Noble’s President, Steven A. Prue, commented, “We are pleased to announce our entry into the Chinese automotive market and our partnership with WISCO. WISCO is an important business partner for Noble and has demonstrated its commitment to the Chinese automotive market by recently opening a state-of-the-art, cold-rolled steel production facility. The announcement of our joint venture with WISCO marks Noble’s latest step in its transformation into a full-service, global auto body solutions provider.”

Thomas L. Saeli, Noble’s Chief Executive Officer, stated, “We believe we are entering the Chinese market at the right time and with a strong partner. Our long-term joint venture agreement allows us to drive growth in the world’s fastest-growing automotive market as more automakers establish or expand production there. We look forward to working with WISCO and expanding our relationship as we grow together.”

SAFE HARBOR STATEMENT

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, complete program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward looking statements. For more information see www.nobleintl.com.

For more information contact:

Greg L. Salchow

Noble International, Ltd.

(586) 751-5600